Exhibit 10.9

STOCK OPTION AGREEMENT

This Stock Option Agreement, including Schedule A hereto, (collectively, the “Agreement”) effective as of [Month Date, 201  ], sets forth the terms of a stock option (the “Option”) granted to                      (the “Participant”) by HUGHES Telematics, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, Participant is an employee or consultant of the Company or one of its wholly owned subsidiaries.

WHEREAS, in consideration of services performed and to be performed by Participant and pursuant to resolutions of the Compensation Committee of the Board of Directors of the Company duly adopted on [Month Date, 201  ], the Company granted to the Participant the opportunity to purchase shares of its common stock in accordance with the Company’s 2009 Equity and Incentive Plan (as amended from time to time, the “Plan”) upon the terms and conditions set forth herein.

WHEREAS, any capitalized terms not otherwise defined herein shall have the meaning accorded them under the Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties, hereto, intending to be legally bound, agree as follows:

SECTION 1. Grant of Option. The Company hereby irrevocably grants to Participant the right to purchase all or any part of the aggregate number of shares of the common stock of the Company, par value $.0001 per share (“Common Stock”) specified on Schedule A attached hereto (the “Certificate”, such number of shares specified on the Certificate, the “Option Shares”), which option(s) shall constitute a Non-Qualified Stock Option, at the grant price listed in the Certificate (the “Option Price”), during the period and subject to the conditions hereinafter set forth. The Option is not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code.

SECTION 2. Option Period. The Option may only be exercised once vested and then only in accordance with the provisions of the Agreement, including Sections 3 and 4 hereof, and the Plan. The date the Option was granted is specified in the Certificate (the “Grant Date”) and all rights to exercise the Option shall terminate on the expiration date specified in the Certificate (the “Option Expiration Date”), unless terminated sooner in accordance with this Agreement or the Plan.

SECTION 3. Vesting/Exercise of Option.

(a) Time Vesting. The Option shall be exercisable at the Option Price specified on the Certificate, with respect to such number of Option Shares, on or after the corresponding dates specified under the heading “Vesting Schedule” in the Certificate, unless accelerated pursuant to a provision of the Plan, but in no event after the Option Expiration Date.

(b) Market Vesting. The Option shall be exercisable as to such number of Option Shares and upon such conditions set forth in the Certificate under the heading “Market Vesting Portion of Option”, unless accelerated pursuant to a provision of the Plan, but in no event after the Option Expiration Date.

SECTION 4. Manner of Exercise.

(a) Unless the Company shall have delivered notice to the Participant pursuant to Section 4(b) below, exercise of the Option shall be by written notice to Company pursuant to Section 11 hereof and shall be in accordance with Section 6(g) of the Plan. Upon receipt of such notice and payment, the Company shall deliver a certificate or certificates representing the Option Shares purchased. The certificate or certificates representing the Option Shares shall be registered in the name of the Participant, or if the Participant so requests, shall be issued in or transferred into the name of the Participant and another person jointly with the right of survivorship. The certificate or certificates shall be delivered to or in accordance with the written instructions of the Participant. No Participant or his legal representative, legatees or distributees, as the case may be, shall be or shall be deemed to be a holder of any shares subject to the Option unless and until certificates for such shares are issued to him or them upon the exercise of an Option. The Option Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

(b) As an alternative to the manner of exercise specified in Section 4(a) above, the Company may, by notice to the Participant, designate a third-party agent (the “Agent”) for purposes of receiving notices of exercise, administering the exercise of the Option, and administering such other aspects of the Plan as the Company may determine.

(c) In lieu of issuing share certificates as contemplated by Section 4(a) above, the Company may elect to issue Option Shares in book-entry form or via electronic delivery (DWAC) into an account designated by the Participant or an account of Participant at the Agent.

SECTION 5. Forfeiture Upon Cessation of Employment. If the Participant’s employment or service with the Company or its subsidiaries is terminated, or if Participant voluntarily terminates his employment or service with the Company or its subsidiaries, then any portion of an Option that has not yet vested shall terminate upon the date of such termination of employment or service, and neither the Participant nor any of his successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in the unvested portion of such Option; provided that if the Participant’s employment or service with the Company is terminated by reason of death or Disability, then any unvested portion of the Option shall automatically vest upon termination of employment or service.

SECTION 6. Transferability of Option. The Option is not transferable by the Participant other than by will or by the laws of descent and distribution in the event of the

Participant’s death, in which event the Option may be exercised by the heirs or legal representatives of the Participant for one year following Participant’s death in the manner set forth in Section 4 hereof. The Option may be exercised during the lifetime of the Participant only by the Participant. Any attempt at assignment, transfer, pledge or disposition of the Option contrary to the provisions hereof or the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect. Any exercise of the Option by a person other than the Participant shall be accompanied by appropriate proofs of the right of such person to exercise the Option.

SECTION 7. Option Shares to be Purchased for Investment. The Company does not currently have an effective registration statement under the Securities Act of 1933 (the “Act”) covering the Option Shares. The Option may not be exercised until such an effective registration covers the Option Shares. Following the time of an initial effective registration statement, if for any reason such registration statement shall cease to be effective, it shall be a condition to the exercise of the Option that the Option Shares acquired upon such exercise be acquired for investment and not with a view to distribution. If requested by the Company upon advice of its counsel that the same is necessary or desirable, the Participant shall, at the time of purchase of the Option Shares, deliver to the Company Participant’s written representation that Participant (a) is purchasing the Option Shares for his own account for investment, and not with a view to public distribution or with any present intention of reselling any of the Option Shares (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act); (b) has been advised and understands that (i) the Option Shares have not been registered under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Option Shares under the Act or to take any action which would make available to the Participant any exemption from such registration; and (c) has been advised and understands that such Option Shares may not be transferred without compliance with all applicable federal and state securities laws.

SECTION 8. Changes in Capital Structure. The number of Option Shares covered by the Option and the Option Price shall be subject to adjustment in accordance with Section 4(c) of the Plan.

SECTION 9. Legal Requirements. If the listing, registration or qualification of the Option Shares upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary as a condition of or in connection with the purchase of the Option Shares, the Company shall not be obligated to issue or deliver the certificates representing the Option Shares as to which the Option has been exercised unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. The Option does not hereby impose on the Company a duty to so list, register, qualify, or effect or obtain consent or approval. If registration is considered unnecessary by the Company or its counsel, the Company may cause a legend to be placed on the certificates for the Option Shares being issued calling attention to the fact that they have been acquired for investment and have not been registered, such legend to read substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE

OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS THERE IS A REGISTRATION STATEMENT IN EFFECT COVERING SUCH SECURITIES OR THERE IS AVAILABLE AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.”

SECTION 10. No Obligation to Exercise Option. The Participant shall be under no obligation to exercise the Option.

SECTION 11. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid, properly addressed to the party entitled to receive such notice at the address stated below:

If to the Company:	2002 Summit Boulevard, Suite 1800 Atlanta, Georgia 30319 Attention: General Counsel

If to the Participant:	Address of Participant on file with the Company

SECTION 12. Administration. The Option has been granted pursuant to the Plan, and is subject to the terms and provisions thereof. By acceptance hereof the Participant acknowledges receipt of a copy of the Plan. All questions of interpretation and application of the Plan and the Option shall be determined by the Company, and such determination shall be final, binding and conclusive.

SECTION 13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 14. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to conflicts of laws principles.

SECTION 15. Acceptance. This Agreement may be accepted via an electronic acceptance, or in manually executed counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 16. Amendment. This Agreement may not be amended except via an electronic acceptance or in a writing signed by both parties.

*     *     *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

HUGHES TELEMATICS, INC.

By:
Name:
Title:

PARTICIPANT

By:
Name:

SCHEDULE A

PARTICIPANT:

I. Option Summary (Option is subject to vesting terms in IA. and IB. below)

Total Number of Option Shares Underlying Option	Grant Date	Exercise Price	Option Expiration Date

A. Time Vesting Portion of Option

Total Number of Option Shares Subject to Time Vesting	Vesting Schedule for Time Vesting Portion of Option

B. Market Vesting Portion of Option

Total Number of Option Shares Subject To Market Vesting	Number of Option Shares Vesting on Achievement of First Market Vesting Condition*	Number of Option Shares Vesting on Achievement of Second Market Vesting Condition**	Number of Option Shares Vesting on Achievement of Third Market Vesting Condition***

* First Market Vesting Condition: Such date between March 31, 2010 and March 31, 2014, unless the option is terminated sooner, that the Share Price of the Common Stock equals or exceeds $20.00 per share (the “First Target”) for 20 trading days within any 30 trading day period. If the First Target has not been achieved during the four-year period referenced above, the Option shall cease to be exercisable with respect to the such shares.

** Second Market Vesting Condition: Such date between March 31, 2011 and March 31, 2014, unless the option is terminated sooner, that the Share Price of the Common Stock equals or exceeds $24.50 per share (the “Second Target”) for 20 trading days within any 30 trading day period. If the Second Target has not been achieved during the three-year period referenced above, the Option shall cease to be exercisable with respect to the such shares.

***Third Market Vesting Condition: Such date between March 31, 2012 and March 31, 2014, unless the option is terminated sooner, that the Share Price of the Common Stock equals or exceeds $30.50 per share (the “Third Target”) for 20 trading days within any 30 trading day period. If the Third Target has not been achieved during the two-year period referenced above, the Option shall cease to be exercisable with respect to the such shares.